Exhibit 99.1

Sino Agro Food is filing its annual report 2020

June 21st, 2021

The Company (“SIAF”) has been severely impacted by the effects of COVID-19 “Pandemic 2020”, which effects continue to this day as such presently the Company is no longer a fully reporting company and has dropped from quoting on OTCQX to OTC Pink sheet from September 2020 onward due primarily to the Company’s auditors, which are located in Hong Kong, have been unable to do on-site inspections of the Company’s operations in China due to COVID-19 restrictions to complete the audit of 2019 and 2020. So Basically SIAF is delinquent in its Form 10-Ks for fiscal year end 2019 and 2020, Form 10-Qs for periods ended March 31, 2020, June 30, 2020, September 30, 2020, and March 31, 2021. It will need to amend and restate filings going back to December 31, 2019 to be able to apply to become a fully reporting company.

However, The Company is filing a Form 8K detailing its annual report 2020 previously known as the 10K report on 21st June 2020, subjecting to acceptance by the SEC USA.

In the annual report 2020

1.	Consolidated revenues are generated from business activities as follows:

1.1. The Organic fertilizer of HAS

From 1st October 2019, HSA leased its fertilizer operation to the chief manager of the existing management team as such HSA’s revenues are derived from leasing contracts thereon.

So from 1st October 2021, there is no more sales revenue generated from HSA but leasing and contracting revenue of $5,455,188.00 representing 55% of the group’s revenue of $9,892.398.00 and gross profit of $1,476,855.00 compares to the group’s total gross profit of -132,061.87 for fiscal year ended 31.12.2020: whereas revenue for fiscal year ended December 31, 2019 was USD 15.58 million or 11.48 percent of the Company’s total sales of goods revenue of USD 135.6 million in the same period. Gross profit for same division in the fiscal year ended December 31, 2019 was USD2.3million or 11.1% of the Company’s total gross profit in sales of goods of USD 20.60 million in the same period.

1.2 Cattle farms (MEIJI) & (JHMC)

From 1st October 2019, MEIJI leased its Cattle farms’ operation to the chief manager of the existing management team) as such MEIJI’s revenues are derived from leasing contracts thereon.

So from 1st October 2021, there is no more sales revenue generated from MEIJI but leasing and contracting revenue of $1,984,784 representing 20% of the group total revenue of 9,892,398.00 and gross profit of $819,416.00 compares to the group’s total gross profit of -132,061.87 for fiscal year ended 31.12.2020: whereas revenue for fiscal year ended December 31, 2019 was $36.19 million, or 26.69%, of the Company’s total sales of goods revenue of USD 135.60million in the same period. Gross profit for the Cattle Farm (MEIJI) division for the 12 months ended December 31, 2019 was $6.9 million, or 33.5% percent of the Company’s total gross profit on sales of goods of $20.60 million in the same period.

1.3 Plantation of (JHST)

From 1st October 2019, JHST leased its Cattle farms’ operation to the chief manager of the existing management team) as such MEIJI’s revenues are derived from leasing contracts thereon.

So from 1st October 2021, there is no more sales revenue generated from JHST but leasing and contracting revenue of $2,452,426.00 representing 24.78% of the group total revenue of 9,892,398.00 and gross profit of $528,110.00 compares to the group’s total gross profit of -132,061.87 for fiscal year ended 31.12.2020: whereas revenue for 12 months ended December 31, 2019 was $4.59 million or 22.28% of the Company’s total sales of goods revenue of $135.6 million in the same period. Gross profit for the plantation division for the 12 months ended December 31, 2019 was $0.88 million, or 4.27% percent of the Company’s total gross profit for sales of goods of $20.60 million in the same period.

1.4 Marketing & Trading operation of The Corporate Sector

There was no sales revenues generated due to the adversity induced from the Pandemic of COVID-19 in fiscal year 2020 incurring a loss of $88,639,486 for fiscal year ended 31.12.2020 whereas sales revenue for 12 months ended December 31, 2019 was $66.23 million or 48.8% of the Company’s total sales of goods revenue of $135.6 million in the same period. Gross profit for the plantation division for the 12 months ended December 31, 2019was 7.36 million, or 35.72% of the Company’s total gross profit for sales of goods $20.60 million in the same period.

1.5 Project Development of (CA)

The project developments (or Technology engineering consulting and services) works are carried out by CA on aquaculture related projects and by SIAF and MEIJI on non-aquaculture and agriculture projects:

There was no sales revenues generated due to the adversity induced from the Pandemic of COVID-19 in fiscal year 2020 incurring a loss of $46,246,083.00 for fiscal year ended 31.12.2020 whereas project development revenue for the12 months ended December 31 2019 was $1.72 million or 1.26% of the Company’s total revenue of $135.06 million and gross profit for project development for the same period was $0.13 million or 0.6% of the Company’s total gross profit of $20.6 million

1.6 The unconsolidated Investment incomes from investees

The Company presently has investments in two associates that their financials are not being consolidated into the Company’s consolidated financials;

a.	Investment in SJAP

From 1st October 2021, there is no more sales revenue generated from SJAP but from investment of an investee of the Company, as such in 2020 our earning in investment in SJAP is $ 88,112.00 for fiscal year ended 31.12.2020; whereas Revenue for fiscal year ended December 31, 2019 was USD 11.29 million or 8.3 percent of the Company’s total sales of goods revenue of USD 135.60 million in the same period. Gross profit for same division in the fiscal year ended December 31,2019 was at USD3.02 million, or 14.66% of the Company’s total gross profit in sales of goods of USD 20.60 million in the same period.

b.	Investment in Tri-way

From 1st October 2016 the carve-off of Tri-way mentioned in earlier 10Ks and 10Qs reports that the Company is holding 36.6 % equity interest in Tri-way. Our share of losses on the investment of Tri-way is $28,277,658.00 for fiscal year ended 31.12.2020.

For full financial details and related description please refer to the annual report 2020 filed with SEC USA.